Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, John R. Murphy, President and Chief Executive Officer of Accuride Corporation, certify that to my knowledge, (i) the Quarterly Report on Form 10-Q for the period ended June 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Quarterly Report on Form 10-Q for said period fairly presents, in all material respects, the financial condition and results of operations of Accuride Corporation.

/s/ JOHN R. MURPHY	Dated:	August 7, 2008
John R. Murphy
President and Chief Executive Officer

I, David K. Armstrong, Senior Vice President / Chief Financial Officer of Accuride Corporation, certify that to my knowledge, (i) the Quarterly Report on Form 10-Q for the period ended June 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Quarterly Report on Form 10-Q for said period fairly presents, in all material respects, the financial condition and results of operations of Accuride Corporation.

/s/ DAVID K. ARMSTRONG	Dated:	August 7, 2008
David K. Armstrong
Senior Vice President / Chief Financial Officer